Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 29, 2024, with respect to the consolidated financial statements of IR-Med Inc., incorporated herein by reference.

/s/ Somekh Chaikin
Somekh Chaikin
Member Firm of KPMG International

Tel Aviv, Israel

July 24, 2024